Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER RESULTS
Net Sales — $805 Million; GAAP Diluted EPS — $0.26; Non-GAAP Diluted EPS — $0.31
TEMPE, Ariz. – July 21, 2005 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three and six months ended June 30, 2005.
Second Quarter Highlights:
•	Quarterly net sales growth of 6% from $757.1 million in Q2 2004 to $804.9 million in Q2 2005.

•	Non-GAAP* net earnings growth of 9% from $13.9 million in Q2 2004 to $15.2 million in Q2 2005.

•	Quarterly GAAP net earnings decline of 3% and GAAP diluted EPS consistent at $0.26.

•	11% year-over-year growth in quarterly non-GAAP* diluted EPS from $0.28 in Q2 2004 to $0.31 in Q2 2005.

•	Quarterly net sales and non-GAAP* earnings from operations growth for Insight North America of 5.5% and 17%, respectively, over prior year.

•	Quarterly net sales and non-GAAP* earnings from operations growth for Insight UK of 12% and 33%, respectively, over prior year.
     “The second quarter was a solid quarter resulting in year over year growth in net sales and non-GAAP diluted earnings per share of 6% and 11%, respectively,” said Rich Fennessy, chief executive officer.
Financial Summary Table
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
		June 30,			June 30,
	2005	2004	% change	2005	2004	% change
Insight Enterprises, Inc.
Net sales	$804,883	$757,060	6%	$1,584,250	$1,478,545	7%
Net earnings – GAAP	$12,685	$13,028	(3%)	$28,197	$29,616	(5%)
Net earnings – non-GAAP *	$15,175	$13,881	9%	$30,381	$27,581	10%
Diluted earnings per share – GAAP	$0.26	$0.26	—	$0.57	$0.60	(5%)
Diluted earnings per share – non-GAAP *	$0.31	$0.28	11%	$0.61	$0.56	9%

Insight North America
Net sales	$669,061	$634,451	5%	$1,311,737	$1,216,763	8%
Earnings from operations – GAAP	$15,078	$15,992	(6%)	$33,740	$29,524	14%
Earnings from operations – non-GAAP *	$18,728	$15,992	17%	$37,390	$29,524	27%

Insight UK
Net sales	$117,681	$105,171	12%	$236,296	$225,648	5%
Earnings from operations – GAAP	$2,637	$2,287	15%	$6,365	$8,861	(28%)
Earnings from operations – non-GAAP *	$3,051	$2,287	33%	$6,115	$5,701	7%

Direct Alliance Corporation
Net sales	$18,141	$17,438	4%	$36,217	$36,134	—%
Earnings from operations	$2,618	$3,138	(17%)	$5,160	$6,410	(20%)

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 2	July 21, 2005
Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2005 and/or 2004 periods exclude severance and restructuring expenses, income resulting from reductions in liabilities assumed in a previous acquisition, the tax effects of these items and other tax adjustments. We exclude these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and when evaluating earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors and assist in forecasting performance for future periods because they excluded items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our effective tax rate for the three months ended June 30, 2005 was 38.6% compared to 42.0% for the three months ended June 30, 2004. The decrease in the effective tax rate was due primarily to the following unusual adjustments to income taxes during the three months ended June 30, 2004: an increase in deferred taxes of $2.1 million related to a discontinued operation offset by an income tax benefit resulting from a valuation allowance release in Insight UK of $1.3 million. The non-GAAP effective tax rate for the three months ended June 30, 2005 was 38.6% compared to 38.2% for the three months ended June 30, 2004. The slight increase in the non-GAAP effective tax rate is due primarily to an increase in the percentage of taxable income in the United States, which is at higher rates than in the United Kingdom and Canada and an increase in the effective tax rate on interest income in the United Kingdom.
Working capital as of June 30, 2005 was $368.5 million compared to $285.1 million as of June 30, 2004. Annualized inventory turns, excluding inventories not available for sale, were 32 times for the second quarter of 2005 compared to 31 times for the second quarter of 2004. The $39.3 million of inventories not available for sale at June 30, 2005 represents inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Customer payments in advance of shipment of $37.8 million at June 30, 2005 primarily represent payments received from customers pursuant to these contracts. Days’ sales outstanding in ending accounts receivable (DSOs) were consistent at 47 for the second quarter of 2005 and 2004. Cash flows from operations for the six months ended June 30, 2005 and 2004 were $65.9 million and $12.5 million, respectively. Cash flows from operations for the six months ended June 30, 2005 resulted primarily from net earnings before depreciation, decreases in accounts receivable and increases in customer payments received in advance of shipment. These increases were offset partially by decreases in accounts payable and the inventories financing facility. Cash flows from operations for the six months ended June 30, 2004 resulted primarily from net earnings before depreciation, offset by an increase in accounts receivable and decreases in accounts payable and accrued expenses. We had a $2.5 million outstanding balance under our line of credit at June 30, 2005, compared to $65.0 million outstanding at June 30, 2004. This decrease is due primarily to cash flows from operations, proceeds received from the sale of PlusNet shares owned by the Company and proceeds from sale of common stock through stock option plans. These increases were offset partially by purchases of property and equipment. At June 30, 2005, we had $65.7 million in cash, although a large portion of our cash balance remains in the United Kingdom and a portion would be subject to taxes if transferred to the United States.
Severance and Restructuring Expenses
During the three months ended June 30, 2005, Insight North America and Insight UK recorded severance and restructuring costs of $3.7 million and $414,000, respectively, for severance attributable to the elimination of several positions. These amounts include the $2.4 million recorded for the departure of the former president of Insight North America, as we previously disclosed.
OPERATING SEGMENTS
We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the quarter ended June 30, 2005, we were organized in the following three operating segments:
•	Single-source provider of IT products and services – North America (“Insight North America”);

•	Single-source provider of IT products and services – United Kingdom (“Insight UK”); and

•	Business process outsourcing provider (“Direct Alliance”).
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 3	July 21, 20005
Insight North America
Insight North America’s net sales in the second quarter of 2005 increased 5.5% to $669.1 million, compared to net sales of $634.5 million in the second quarter of 2004. “Although net sales growth did not meet our internal expectations, we believe we continued to grow at near market growth rates,” said Fennessy.
Insight North America’s gross profit as a percentage of net sales was 11.7% in the second quarter of 2005, compared to 11.4% in the second quarter of 2004. “Gross margin is an area we have been focused on and several of our initiatives are starting to pay off. Specifically, we saw increases in product margin, services and freight margin. However, these improvements were offset partially by increases in the percentage of sales to large enterprise customers, which are generally at lower product margins, increases in write-downs of inventories and decreases in supplier reimbursements as a percentage of net sales,” said Stanley Laybourne, chief financial officer. “The second quarter is also a seasonably strong quarter for Microsoft referral fees, which has a positive effect on gross margin. However, Microsoft referral fees as a percentage of net sales were consistent in the second quarter of 2005 and 2004,” Laybourne added.
Insight North America’s selling and administrative expenses were 8.9% of net sales for the three months ended June 30, 2005 and 2004. “Compared to Q2 2004, we have benefited from increases in net sales, increases in operational efficiencies and decreases in bad debt expense as a percentage of net sales. These savings were offset by investments we are making in the areas of marketing, skills development and human resources,” Laybourne said. “Towards the end of the second quarter, we made some restructuring decisions that we believe will enable us to continue to invest in areas that we believe are necessary for growth, including continued investments in marketing, skills development and human resources and increased investment in IT systems as well as account executive and sales manager headcount.”
Insight North America’s non-GAAP earnings from operations as a percentage of net sales were 2.8% compared to 2.5% in the second quarter of 2004.
Insight UK
Insight UK’s net sales in the second quarter of 2005 increased 12% to $117.7 million, compared to net sales of $105.2 million in the second quarter of 2004. Increases in the British pound sterling exchange rates accounted for $3.1 million of the increase. Excluding the effect of fluctuations in the exchange rates, net sales increased 9% from the second quarter of 2004. “We are very pleased with these growth rates at Insight UK as we believe they were in excess of market growth rates for the quarter,” said Fennessy. Insight UK also benefited from having 63 shipping days in Q2 2005 compared to only 61 shipping days in Q2 2004.
Insight UK’s gross profit as a percentage of net sales was 13.7% in the second quarter of 2005 as compared to 14.5% in the second quarter a year ago. “The decrease in Insight UK’s gross margin over the prior year was due primarily to a shift in product mix to lower margin products, an increase in the percentage of sales to large enterprise and public sector customers, which are generally at lower product margins, and a decrease in supplier reimbursements as a percentage of net sales,” said Laybourne. “These decreases were offset partially by increases in referral fees from Microsoft for enterprise agreement renewals and a decrease in the write-downs of inventories as a percentage of net sales.”
For the second quarter of 2005, Insight UK’s selling and administrative expenses were 11.1% of net sales compared to 12.3% in the same quarter in 2004. “The decrease in selling and administrative expenses as a percentage of net sales is due primarily to an increase in net sales, an increase in supplier funds used to offset specific marketing expenditures and a decrease in bad debt expense as a percentage of net sales,” said Laybourne. “These decreases were offset partially by investments in account executives and sales management as well as changes in sales compensation plans.”
Insight UK’s non-GAAP earnings from operations as a percentage of net sales were 2.6% compared to 2.2% in the second quarter of 2004.
Direct Alliance
Direct Alliance posted overall net sales of $18.1 million in the quarter ended June 30, 2005, up 4% from $17.4 million in the second quarter of 2004. For the three months ended June 30, 2005, Direct Alliance’s largest client accounted for approximately 31% of Direct Alliance’s net sales, and the top three clients represented 76% of net sales. For the three months ended June 30, 2004, Direct Alliance’s largest client accounted for approximately 61% of Direct Alliance’s net sales, and the top three clients represented 90% of net sales. The decline in concentration with Direct Alliance’s largest client and top three clients reflects the fact that the historical contract with Direct Alliance’s largest client, IBM, was replaced with separate contracts with IBM and Lenovo Group Limited starting in May 2005.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 4	July 21, 2005
Direct Alliance’s gross profit decreased $600,000 or 13% to $4.2 million for the second quarter of 2005, compared to $4.8 million for the second quarter of 2004. “The decrease in gross profit was due primarily to renegotiated fee structures as part of multi-year contract renewals with some of Direct Alliance’s largest clients. These decreases were offset partially by increases in gross profit contributed by other clients,” said Laybourne.
Selling and administrative expenses at Direct Alliance decreased 5% to $1.6 million for the second quarter of 2005, compared to $1.7 million for the second quarter of 2004. Selling and administrative expenses as a percentage of net sales were 8.7% in the second quarter of 2005, compared to 9.5% in the second quarter of 2004. The decrease is due primarily to an increased focus on controlling administrative expenses.
Direct Alliance posted earnings from operations of $2.6 million for the second quarter of 2005, a 17% decrease, compared to earnings from operations of $3.1 million for the second quarter of 2004.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures; projections for growth; hiring plans; plans for future operations; financing needs or plans; plans relating to our products and services; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the economic environment and/or the information technology industry;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	our reliance on a limited number of outsourcing clients;

•	actions of our competitors, including manufacturers of products we sell;

•	disruptions in our information technology and voice and data networks;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	the risks associated with international operations;

•	our integration and operation of future acquired businesses;

•	our dependence on key personnel;

•	the decreased effectiveness of equity compensation resulting from changes in accounting for equity compensation;

•	rapid changes in product standards;

•	our ability to renew or replace short-term financing facilities;

•	recently enacted and proposed changes in securities laws and regulations;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer,	Finance
	Secretary and Treasurer	Tel. 480-333-3074
	Tel. 480-350-1142	Email kmcginni@insight.com
Email slaybour@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 5	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net sales	$804,883	$757,060	$1,584,250	$1,478,545
Costs of goods sold	706,110	664,407	1,390,229	1,295,609

Gross profit	98,773	92,653	194,021	182,936
Operating expenses:
Selling and administrative expenses	74,376	71,236	145,356	141,301
Severance and restructuring expenses	4,064	—	4,064	—
Reductions in liabilities assumed in a previous acquisition	—	—	(664)	(3,160)

Earnings from operations	20,333	21,417	45,265	44,795
Non-operating (income) expense:
Interest income	(929)	(317)	(1,730)	(633)
Interest expense	304	474	597	857
Other expense (income), net	307	365	466	(80)

Earnings from continuing operations before income taxes	20,651	20,895	45,932	44,651
Income tax expense	7,966	6,712	17,735	14,028

Net earnings from continuing operations	12,685	14,183	28,197	30,623
Loss from discontinued operation, net of taxes of $0, $2,715, $0 and $3,426, respectively	—	(1,155)	—	(1,007)

Net earnings	$12,685	$13,028	$28,197	$29,616

Net earnings per share – Basic:
Net earnings from continuing operations	$0.26	$0.29	$0.57	$0.64
Net loss from discontinued operation	—	(0.02)	—	(0.02)

Net earnings per share	$0.26	$0.27	$0.57	$0.62

Net earnings per share – Diluted:
Net earnings from continuing operations	$0.26	$0.29	$0.57	$0.62
Net loss from discontinued operation	—	(0.03)	—	(0.02)

Net earnings per share	$0.26	$0.26	$0.57	$0.60

Shares used in per share calculation:
Basic	48,601	48,394	49,087	48,041

Diluted	49,084	49,194	49,608	49,036

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 6	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,738	$38,443
Accounts receivable, net	419,269	447,907
Receivable from underwriter on sale of PlusNet shares	—	28,024
Inventories, net	88,668	95,903
Inventories not available for sale	39,330	41,791
Deferred income taxes and other current assets	31,734	35,455

Total current assets	644,739	687,523

Property and equipment, net	120,924	113,079
Goodwill	86,784	86,907
Other assets	90	132

	$852,537	$887,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$176,900	$198,322
Inventories financing facility	4,499	17,554
Accrued expenses and other current liabilities	57,117	59,110
Customer payments in advance of shipment	37,767	16,270
Short-term financing facility	—	25,000

Total current liabilities	276,283	316,256

Line of credit	2,491	—
Deferred income taxes and other long-term liabilities	12,848	11,826

Stockholders’ equity:
Preferred stock	—	—
Common stock	486	494
Additional paid-in capital	298,606	301,580
Retained earnings	242,671	230,879
Accumulated other comprehensive income – foreign currency translation adjustment	19,152	26,606

Total stockholders’ equity	560,915	559,559

	$852,537	$887,641

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 7	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net earnings from continuing operations	$28,197	$30,623
Less: net loss from discontinued operation	—	(1,007)

Net earnings	28,197	29,616

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	9,079	11,109
Provision for losses on accounts receivable	2,787	3,167
Write-downs of inventories	3,936	2,737
Equity in loss of investee	—	131
Non-cash stock based compensation	334	62
Tax benefit from stock options exercised	1,495	4,281
Deferred income taxes	3,012	3,943
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	21,711	(12,273)
Decrease in inventories	5,110	6,160
Decrease (increase) in other current assets	1,725	(1,377)
Increase in other assets	(209)	(105)
Decrease in accounts payable	(18,820)	(17,344)
Decrease in inventories financing facility	(13,055)	(22)
Increase (decrease) in customer payments in advance of shipment	21,668	(4,652)
Decrease in accrued expenses and other current liabilities	(1,110)	(12,938)

Net cash provided by operating activities	65,860	12,495

Cash flows from investing activities:
Cash receipt of underwriter receivable	27,363	—
Purchases of property and equipment	(18,302)	(10,252)
Investment in equity method investee	—	(400)

Net cash provided by (used in) investing activities	9,061	(10,652)

Cash flows from financing activities:
Repayments on short-term financing facility	(40,000)	(55,000)
Borrowings on short-term financing facility	15,000	65,000
Net borrowings (repayments) on line of credit	2,491	(10,004)
Repurchase of common stock	(24,998)	—
Repayment of long-term liabilities	(84)	—
Proceeds from sales of common stock through employee stock plans	3,782	16,588

Net cash (used in) provided by financing activities	(43,809)	16,584

Foreign currency impact on cash flow	(3,817)	283

Increase in cash and cash equivalents	27,295	18,710
Cash and cash equivalents at beginning of period	38,443	41,897

Cash and cash equivalents at end of period	$65,738	$60,607

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 8	July 21, 2005
Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Segment Data Table
(unaudited)

	Three Months Ended
	June 30,
	2005	2004	% change
Insight North America
Number of account executives	1,054	1,252	(16%)
Direct shipments %	64%	61%	6	%**
Average order size	$1,914	$1,836	4%
Percent of web sales	13%	10%	35	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	18%	17%	11	%*
Desktops and servers	16%	17%	3	%*
Software	12%	12%	8	%*
Storage devices	8%	7%	23	%*
Networking and connectivity	13%	11%	18	%*
Printers	7%	10%	(26	%)*
Monitors and video	6%	8%	(17	%)*
Memory and processors	5%	6%	(8	%)*
Supplies and accessories	7%	6%	18	%*
Miscellaneous	8%	6%	24	%*
Insight UK
Number of account executives	303	321	(6%)
Direct shipments %	46%	53%	(8	%)**
Average order size	$1,112	$1,054	6%
Percent of web sales	20%	16%	42	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	18%	16%	22	%*
Desktops and servers	15%	13%	29	%*
Software	15%	16%	3	%*
Storage devices	9%	8%	25	%*
Networking and connectivity	8%	8%	21	%*
Printers	8%	10%	(5	%)*
Monitors and video	9%	11%	(8	%)*
Memory and processors	4%	4%	16	%*
Supplies and accessories	8%	8%	10	%*
Miscellaneous	6%	6%	4	%*
Direct Alliance
Net sales mix:
Service fees	92%	92%	4	%*
Product sales	—%	—%	—	%*
Pass through product sales	8%	8%	3	%*

*	Based on net sales dollars.

**	Based on number of direct shipments.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 9	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2005
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$669,061	$117,681	$18,141	$804,883
Costs of goods sold	590,638	101,524	13,948	706,110

Gross profit	78,423	16,157	4,193	98,773
Operating expenses:
Selling and administrative expenses	59,695	13,106	1,575	74,376
Severance and restructuring expenses	3,650	414	—	4,064

Earnings from operations	$15,078	$2,637	$2,618	20,333

Non-operating income, net				(318)

Earnings from continuing operations before income taxes				20,651
Income tax expense				7,966

Net earnings				$12,685

Total assets	$919,706	$156,784	$68,435	$852,537	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $292,388.

	Six Months Ended June 30, 2005
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$1,311,737	$236,296	$36,217	$1,584,250
Costs of goods sold	1,157,570	204,484	28,175	1,390,229

Gross profit	154,167	31,812	8,042	194,021
Operating expenses:
Selling and administrative expenses	116,777	25,697	2,882	145,356
Severance and restructuring expenses	3,650	414	—	4,064
Reductions in liabilities assumed in previous acquisition	—	(664)	—	(664)

Earnings from operations	$33,740	$6,365	$5,160	45,265

Non-operating income, net				(667)

Earnings from continuing operations before income taxes				45,932
Income tax expense				17,735

Net earnings				$28,197

Total assets	$919,706	$156,784	$68,435	$852,537 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $292,388.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 10	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$634,451	$105,171	$17,438	$757,060
Costs of goods sold	561,810	89,956	12,641	664,407

Gross profit	72,641	15,215	4,797	92,653
Operating expenses:
Selling and administrative expenses	56,649	12,928	1,659	71,236

Earnings from operations	$15,992	$2,287	$3,138	21,417

Non-operating expense, net				522

Earnings from continuing operations before income taxes				20,895
Income tax expense				6,712

Net earnings from continuing operations				14,183
Net loss from discontinued operation				(1,155)

Net earnings				$13,028

Total assets	$809,347	$113,823	$61,880	$812,844	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $172,206.

	Six Months Ended June 30, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$1,216,763	$225,648	$36,134	$1,478,545
Costs of goods sold	1,075,360	193,714	26,535	1,295,609

Gross profit	141,403	31,934	9,599	182,936
Operating expenses:
Selling and administrative expenses	111,879	26,233	3,189	141,301
Reductions in liabilities assumed in previous acquisition	—	(3,160)	—	(3,160)

Earnings from operations	$29,524	$8,861	$6,410	44,795

Non-operating expense, net				144

Earnings from continuing operations before income taxes				44,651
Income tax expense				14,028

Net earnings from continuing operations				30,623
Net loss from discontinued operation				(1,007)

Net earnings				$29,616

Total assets	$809,347	$113,823	$61,880	$812,844 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $172,206.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 11	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(Unaudited)

	For Three Months Ended		For Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Earnings from operations:

GAAP	$20,333	$21,417	$45,265	$44,795
Severance and restructuring expenses	4,064	—	4,064	—
Reductions in liabilities assumed in previous acquisitions	—	—	(664)	(3,160)

Non-GAAP	$24,397	$21,417	$48,665	$41,635

Non-GAAP Operating Margin	3.0%	2.8%	3.1%	2.8%

Effective Tax Rate:

GAAP	38.6%	42.0%	38.6%	37.1%
Tax rate effect of adjustments	—	—	(0.2%)	1.9%
Tax rate effect of valuation allowance releases	—	5.6%	—	2.7%
Tax rate effect of tax adjustment related to a discontinued operation	—	(9.4%)	—	(4.5%)

Non-GAAP	38.6%	38.2%	38.4%	37.2%

Net Earnings:

GAAP	$12,685	$13,028	$28,197	$29,616
Severance and restructuring expenses, net of tax	2,490	—	2,490	—
Reductions in liabilities assumed in previous acquisitions, net of tax	—	—	(306)	(2,888)
Tax adjustments related to valuation allowance releases	—	(1,257)	—	(1,257)
Tax adjustment related to a discontinued operation	—	2,110	—	2,110

Non-GAAP	$15,175	$13,881	$30,381	$27,581

Diluted earnings per share:

GAAP	$0.26	$0.26	$0.57	$0.60
Severance and restructuring expenses, net of tax	0.05	—	0.05	—
Reductions in liabilities assumed in previous acquisitions, net of tax	—	—	(0.01)	(0.06)
Tax adjustments related to valuation allowance releases	—	(0.02)	—	(0.02)
Tax adjustment related to a discontinued operation	—	0.04	—	0.04

Non-GAAP	$0.31	$0.28	$0.61	$0.56

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2005 Results, Page 12	July 21, 2005
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

	For Three Months Ended		For Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Insight North America:

Earnings from operations:

GAAP	$15,078	$15,992	$33,740	$29,524
Severance and restructuring expenses	3,650	—	3,650	—

Non-GAAP	$18,728	$15,992	$37,390	$29,524

Non-GAAP Operating Margin	2.8%	2.5%	2.9%	2.4%

Insight UK:

Earnings from operations:
GAAP	$2,637	$2,287	$6,365	$8,861
Severance and restructuring expenses	414	—	414	—
Reductions in liabilities assumed in previous acquisitions	—	—	(664)	(3,160)

Non-GAAP	$3,051	$2,287	$6,115	$5,701

Non-GAAP Operating Margin	2.6%	2.2%	2.6%	2.5%
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958